PROXY
                        FIRST CHESTER COUNTY CORPORATION
                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 19, 2005

                      THIS PROXY IS SOLICITED ON BEHALF OF
           THE BOARD OF DIRECTORS OF FIRST CHESTER COUNTY CORPORATION

         The undersigned, revoking any contrary proxy previously given, hereby appoints John C. Stoddart and James Danna (the "Proxies"), and each of them, jointly and severally, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of First Chester County Corporation (the "Corporation") to be held on April 19, 2005, and at any postponement or adjournment of such meeting, and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of the Corporation held of record by the undersigned on March 3, 2005, with all the powers and authority the undersigned would possess if personally present. By signing and returning this proxy, the undersigned gives the Proxies discretionary authority regarding any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof, and any matters incident to the conduct of the Annual Meeting and which are not known to the Board of Directors of the Corporation a reasonable time before the solicitation of this proxy.

         The Board of Directors recommends a vote "FOR" (1) the election of the nominees to serve as Class III Directors, (2) the approval of the Corporation's Restricted Stock Plan, and (3) the ratification of the appointment of Grant Thornton, LLP as the Corporation's independent registered public accounting firm.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.



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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to First Chester County Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

FIRST CHESTER COUNTY CORPORATION

This Proxy will be voted as directed. If no directions to the contrary are indicated, the Proxies intend to vote "FOR" each nominee for director and "FOR" each proposal.

1. ELECTION OF FOUR CLASS III DIRECTORS (Term to expire in 2008)

                  Nominees:         JOHN A FEATHERMAN, III
                                    JOHN S. HALSTED
                                    J. CAROL HANSON
                                    EDWARD A. LEO


         For All           Withhold All     For All Except
         |_|               |_|              |_|

         To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name on the line below.

              ----------------------------------------------------

2. PROPOSAL TO APPROVE THE CORPORATION'S RESTRICTED STOCK PLAN, as described in the Corporation's Proxy Statement dated March 18, 2005.

3. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON, LLP as the independent registered public accounting firm of the Corporation for the year ending December 31, 2005.

           |_|     FOR               |_|     AGAINST            |_|     ABSTAIN

         By signing and returning this proxy, the undersigned gives the Proxies discretionary authority regarding any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof, and any matters incident to the conduct of the Annual Meeting and which are not known to the Board of Directors of the Corporation a reasonable time before the solicitation of this proxy.

         Please sign exactly as the name appears to the right. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.


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                                         Signature [PLEASE SIGN WITHIN BOX] Date


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                                         Signature (Joint Owners) Date